PY-I-A-1_V3

CSFB04-AR03 - Price/Yield - I-A-1

Balance	[Contact Desk]	Delay	24	See Below*	if curmonth le 33 then (#netrate1 - 1.1602) else (#netrate1		WAC(1)	5	WAM(1)	358
Coupon	3.051	Dated	3/1/04	NET(1)	4.211		WALA(1)	2
Settle	3/31/04	First Payment	4/25/04

* PAYS GROUP NET WAC LESS [1.1602%] THROUGH MONTH 33, THEN NET WAC LESS [0.1400]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9678]%
RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100-12	2.767	2.745	2.736	2.721	2.710	2.694	2.663	2.629	2.590	2.545
100-12+	2.759	2.737	2.727	2.712	2.701	2.684	2.653	2.617	2.578	2.532
100-13	2.752	2.729	2.719	2.703	2.692	2.675	2.642	2.606	2.565	2.518
100-13+	2.744	2.721	2.711	2.694	2.683	2.665	2.632	2.595	2.553	2.504
100-14	2.737	2.713	2.702	2.686	2.674	2.655	2.622	2.583	2.540	2.491
100-14+	2.729	2.704	2.694	2.677	2.665	2.646	2.611	2.572	2.528	2.477
100-15	2.721	2.696	2.685	2.668	2.656	2.636	2.601	2.561	2.515	2.464
100-15+	2.714	2.688	2.677	2.659	2.647	2.627	2.590	2.549	2.503	2.450
100-16	2.706	2.680	2.669	2.650	2.637	2.617	2.580	2.538	2.491	2.436
100-16+	2.699	2.672	2.660	2.642	2.628	2.608	2.570	2.527	2.478	2.423
100-17	2.691	2.664	2.652	2.633	2.619	2.598	2.559	2.515	2.466	2.409
100-17+	2.684	2.656	2.643	2.624	2.610	2.588	2.549	2.504	2.453	2.395
100-18	2.676	2.647	2.635	2.615	2.601	2.579	2.538	2.493	2.441	2.382
100-18+	2.669	2.639	2.627	2.606	2.592	2.569	2.528	2.481	2.429	2.368
100-19	2.661	2.631	2.618	2.598	2.583	2.560	2.518	2.470	2.416	2.355
100-19+	2.654	2.623	2.610	2.589	2.574	2.550	2.507	2.459	2.404	2.341
100-20	2.646	2.615	2.601	2.580	2.565	2.541	2.497	2.447	2.391	2.328

Spread @ Center Price*	57.9	64.6	67.7	72.0	74.7	78.4	83.9	88.4	91.8	94.2
WAL	2.16	2.00	1.94	1.84	1.78	1.69	1.55	1.42	1.30	1.18
Principal Window	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.173	1.173	1.173	1.173	1.173	1.173	1.173	1.173	1.173	1.173
LIBOR_1YR	1.376	1.376	1.376	1.376	1.376	1.376	1.376	1.376	1.376	1.376
CMT_1YR	1.252	1.252	1.252	1.252	1.252	1.252	1.252	1.252	1.252	1.252

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.120	1.173	1.376	1.705	2.034	2.603	3.059	3.421

** Spread to N

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely
on the information contained in or filed in connection with the prospectus / prospectus supplement.							PRELIMINARY - SUBJECT TO CHANGE